Filed Pursuant to Rule 433
Registration No. 333-113620
Pricing Term Sheet
Floating Rate Notes due 2010

Issuer:	Kraft Foods Inc.
Offering Format:	SEC Registered
Size:	$250,000,000
Maturity:	August 11, 2010
Price to Public:	100% of face amount
Reference Rate:	Three-month LIBOR
Spread to Reference Rate:	50 bps
Interest Payment and Reset Dates:	Quarterly on February 11, May 11, August 11, November 11, commencing on November 13, 2007
Day Count Convention:	Actual / 360
Change of Control (CoC):	Upon the occurrence of both (i) a change of control of the Issuer and (ii) a downgrade of the notes below an investment grade rating by each of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch Ratings within a specified period, the Issuer will be required to make an offer to purchase the notes of each series at a price equal to 101% of the aggregate principal amount of such series, plus accrued and unpaid interest to the date of repurchase.
Trade Date:	August 8, 2007
Settlement Date:	August 13, 2007 (T+3)
CUSIP:	50075N AN4
Denominations:	$2,000 x $1,000
Anticipated Ratings:	Baa2 (stable outlook) / A- (negative outlook) / BBB+ (negative outlook)

Underwriters:	Bookrunners:
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.

Senior Co-Managers:
ABN AMRO Incorporated
BNP Paribas Securities Corp.
Dresdner Kleinwort Securities LLC
Lehman Brothers Inc.
Santander Investment Securities Inc.
Wachovia Capital Markets, LLC

Co-Managers:
Loop Capital Markets, LLC
Samuel A. Ramirez & Company, Inc.
The Williams Capital Group, L.P.

Pricing Term Sheet
5.625% Notes due 2010

Issuer:	Kraft Foods Inc.
Offering Format:	SEC Registered
Size:	$250,000,000
Maturity:	August 11, 2010
Coupon:	5.625%
Price to Public:	99.780% of face amount
Yield to maturity:	5.706%
Spread to Benchmark Treasury:	105 bps
Benchmark Treasury:	UST 4.500% May 15, 2010
Benchmark Treasury Yield:	4.656%
Interest Payment Dates:	Semiannually on February 11 and August 11, commencing on February 11, 2008
Day Count Convention:	30 / 360
Change of Control (CoC):	Upon the occurrence of both (i) a change of control of the Issuer and (ii) a downgrade of the notes below an investment grade rating by each of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch Ratings within a specified period, the Issuer will be required to make an offer to purchase the notes of each series at a price equal to 101% of the aggregate principal amount of such series, plus accrued and unpaid interest to the date of repurchase.
Trade Date:	August 8, 2007
Settlement Date:	August 13, 2007 (T+3)
CUSIP:	50075N AP9
Denominations:	$2,000 x $1,000
Anticipated Ratings:	Baa2 (stable outlook) / A- (negative outlook) / BBB+ (negative outlook)

Underwriters:	Bookrunners:
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.

Senior Co-Managers:
ABN AMRO Incorporated
BNP Paribas Securities Corp.
Dresdner Kleinwort Securities LLC
Lehman Brothers Inc.
Santander Investment Securities Inc.
Wachovia Capital Markets, LLC

Co-Managers:
Loop Capital Markets, LLC
Samuel A. Ramirez & Company, Inc.
The Williams Capital Group, L.P.

Pricing Term Sheet
6.000% Notes due 2013

Issuer:	Kraft Foods Inc.
Offering Format:	SEC Registered
Size:	$750,000,000
Maturity:	February 11, 2013
Coupon:	6.000%
Price to Public:	99.701% of face amount
Yield to maturity:	6.065%
Spread to Benchmark Treasury:	135 bps
Benchmark Treasury:	UST 4.625% July 31, 2012
Benchmark Treasury Yield:	4.715%
Interest Payment Dates:	Semiannually on February 11 and August 11, commencing on February 11, 2008
Day Count Convention:	30 / 360
Change of Control (CoC):	Upon the occurrence of both (i) a change of control of the Issuer and (ii) a downgrade of the notes below an investment grade rating by each of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch Ratings within a specified period, the Issuer will be required to make an offer to purchase the notes of each series at a price equal to 101% of the aggregate principal amount of such series, plus accrued and unpaid interest to the date of repurchase.
Trade Date:	August 8, 2007
Settlement Date:	August 13, 2007 (T+3)
CUSIP:	50075N AQ7
Denominations:	$2,000 x $1,000
Anticipated Ratings:	Baa2 (stable outlook) / A- (negative outlook) / BBB+ (negative outlook)

Underwriters:	Bookrunners:
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.

Senior Co-Managers:
ABN AMRO Incorporated
BNP Paribas Securities Corp.
Dresdner Kleinwort Securities LLC
Lehman Brothers Inc.
Santander Investment Securities Inc.
Wachovia Capital Markets, LLC

Co-Managers:
Loop Capital Markets, LLC
Samuel A. Ramirez & Company, Inc.
The Williams Capital Group, L.P.

Pricing Term Sheet
6.500% Notes due 2017

Issuer:	Kraft Foods Inc.
Offering Format:	SEC Registered
Size:	$1,500,000,000
Maturity:	August 11, 2017
Coupon:	6.500%
Price to Public:	99.414% of face amount
Yield to maturity:	6.581%
Spread to Benchmark Treasury:	170 bps
Benchmark Treasury:	UST 4.500% due May 15, 2017
Benchmark Treasury Yield:	4.881%
Interest Payment Dates:	Semiannually on February 11 and August 11, commencing on February 11, 2008
Day Count Convention:	30 / 360
Change of Control (CoC):	Upon the occurrence of both (i) a change of control of the Issuer and (ii) a downgrade of the notes below an investment grade rating by each of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch Ratings within a specified period, the Issuer will be required to make an offer to purchase the notes of each series at a price equal to 101% of the aggregate principal amount of such series, plus accrued and unpaid interest to the date of repurchase.
Trade Date:	August 8, 2007
Settlement Date:	August 13, 2007 (T+3)
CUSIP:	50075N AS3
Denominations:	$2,000 x $1,000
Anticipated Ratings:	Baa2 (stable outlook) / A- (negative outlook) / BBB+ (negative outlook)

Underwriters:	Bookrunners:
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.

Senior Co-Managers:
ABN AMRO Incorporated
BNP Paribas Securities Corp.
Dresdner Kleinwort Securities LLC
Lehman Brothers Inc.
Santander Investment Securities Inc.
Wachovia Capital Markets, LLC

Co-Managers:
Loop Capital Markets, LLC
Samuel A. Ramirez & Company, Inc.
The Williams Capital Group, L.P.

Pricing Term Sheet
7.000% Notes due 2037

Issuer:	Kraft Foods Inc.
Offering Format:	SEC Registered
Size:	$750,000,000
Maturity:	August 11, 2037
Coupon:	7.000%
Price to Public:	98.790% of face amount
Yield to maturity:	7.098%
Spread to Benchmark Treasury:	205 bps
Benchmark Treasury:	UST 4.500% due February 15, 2036
Benchmark Treasury Yield:	5.048%
Interest Payment Dates:	Semiannually on February 11 and August 11, commencing on February 11, 2008
Day Count Convention:	30 / 360
Change of Control (CoC):	Upon the occurrence of both (i) a change of control of the Issuer and (ii) a downgrade of the notes below an investment grade rating by each of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch Ratings within a specified period, the Issuer will be required to make an offer to purchase the notes of each series at a price equal to 101% of the aggregate principal amount of such series, plus accrued and unpaid interest to the date of repurchase.
Trade Date:	August 8, 2007
Settlement Date:	August 13, 2007 (T+3)
CUSIP:	50075N AR5
Denominations:	$2,000 x $1,000
Anticipated Ratings:	Baa2 (stable outlook) / A- (negative outlook) / BBB+ (negative outlook)

Underwriters:	Bookrunners:
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.

Senior Co-Managers:
ABN AMRO Incorporated
BNP Paribas Securities Corp.
Dresdner Kleinwort Securities LLC
Lehman Brothers Inc.
Santander Investment Securities Inc.
Wachovia Capital Markets, LLC

Co-Managers:
Loop Capital Markets, LLC
Samuel A. Ramirez & Company, Inc.
The Williams Capital Group, L.P.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-877-858-5407, Deutsche Bank Securities Inc. at 212-250-6801, Goldman, Sachs & Co. at 1-866-471-2526 or J.P. Morgan Securities Inc. at 212-834-4533.